THE CARLISLE GROUP

Selection Criteria CONFORMING eq 0
Table of Contents

1. Internal

1. Internal

Total Balance
Average Balance
Loan Count
WA Coupon

Orig Term
Rem Term
Seasoning

1st Lien %
2nd Lien %
FRM %
ARM %
Balloon %
IO %
WA CLTV
WA FICO

Loan Purpose
Purchase
Cash-out Refinance
Rate/Term Refinance

Documentation
Full
Reduced/Limited
Stated
NA/NI

Occupancy
Primary
Secondary/Investor
Non-owner

Property Type
SingleFamily
MH

Top 3 States
First
Second
Third

ARM Characteristics
Margin
Minimum Rate
Life Cap
Periodic Rate Cap
*****' *****
233,329,050
181,720
1,284
7.42%

359
358
2

100.00%
0.00%
7.53%
92.47%
0.00%
26.61%
81.67%
613

57.78%
38.95%
3.27%

63.41%
36.59%
0.00%
0.00%

93.42%
3.38%
3.20%

71.86%
5.06%

CA(22%)
FL(13%)
TX(7%)

6.44%
7.12%
13.71%
1.15%

Top

	Conforming	NonConforming	TOTAL
Total Balance	367,143,324	233,329,050	600,472,375
Average Balance	132,638	181,720	148,192
Loan Count	2,768	1,284	4,052
WA Coupon	7.408%	7.424%	7.414%

Orig Term	357	359	358
Rem Term	356	358	357
Seasoning	1	2	1

1st Lien %	100.00%	100.00%	100.00%
2nd Lien %	0.00%	0.00%	0.00%
FRM %	17.07%	7.53%	13.36%
ARM %	82.93%	92.47%	86.64%
Balloon %	0.00%	0.00%	0.00%
IO %	3.49%	26.61%	12.47%
WA CLTV	80.77%	81.67%	81.12%
WA FICO	611	613	612

Loan Purpose
Purchase	21.11%	57.78%	35.36%
Cash-out Refinance	67.45%	38.95%	56.37%
Rate/Term Refinance	11.44%	3.27%	8.27%

Documentation
Full	64.87%	63.41%	64.30%
Reduced/Limited	35.13%	36.59%	35.70%
Stated	0.00%	0.00%	0.00%
NA/NI	0.00%	0.00%	0.00%

Occupancy
Primary	96.24%	93.42%	95.14%
Secondary/Investor	0.69%	3.38%	1.74%
Non-owner	3.07%	3.20%	3.12%

Property Type
SingleFamily	81.60%	71.86%	77.81%
MH	0.00%	5.06%	1.97%

Top 3 States
First	FL(11%)	CA(22%)	CA(14%)
Second	CA(9%)	FL(13%)	FL(12%)
Third	TX(7%)	TX(7%)	TX(7%)

ARM Characteristics
Margin	6.271%	6.438%	6.340%
Minimum Rate	6.907%	7.119%	6.995%
Life Cap	13.547%	13.705%	13.612%
Periodic Rate Cap	1.081%	1.146%	1.108%